CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                         OF WEALTH INTERNATIONAL, INC.


     In accordance with the requirements of Section 78.385 and 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of Wealth
International, Inc., a Nevada corporation (the "Company") are hereby amended as set forth in this Certificate of Amendment.

1. Prior to the filing of this Certificate of Amendment, the name of the Company has been Wealth International, Inc.

2. Pursuant to this Certificate of Amendment, Article I of the Company's Articles of Incorporation shall be named as follows:

                                  "ARTICLE I

     The name of the Corporation is World InterNetworks, Inc."

3. Except as set forth in paragraph 2 of this Certificate of Amendment, the Articles of Incorporation shall remain the same as previously constituted.

4. This Certificate of Amendment, and the amendment to the Company's Articles of Incorporation contemplated herein, has been approved by unanimous resolution of the Company's Board of Directors, in a manner consistent with the provisions of Section 78.390.

5. This Certificate of Amendment, and the amendment to the Company's Articles of Incorporation contemplated herein, has been approved by the holders of a majority of the Company's outstanding shares, as required under Section 78.390 of the Nevada Revised Statutes and the Company's Articles of Incorporation, pursuant to an action without a meeting, in accordance with the requirements of Section 78.320 of the Nevada Revised Statutes.

     IN WITNESS WHEREOF, the undersigned persons have executed this Certificate of Amendment effective as of the 1st day of March, 1998.


                                               /S/ Ronald A. Nilsson
                                               ----------------------------
                                               Ronald A. Nilsson, President


                                               /S/ Daniel G. Lloyd
                                               ----------------------------
                                               Daniel G. Lloyd, Secretary

STATE OF UTAH     )
                  ):ss
COUNTY OF UTAH    )

                                ACKNOWLEDGMENT

     SUBSCRIBED AND SWORN TO before me this 25th day of March 1998, by Ronald
A. Nilsson, President of Wealth International, Inc., which is hereby changing its name to World InterNetworks, Inc.


                                            /S/ Miriam Rushton
                                            ------------------------
                                            Notary Public

My Commission Expires:                      Residing At:
5/3/99                                      565 W. 300 S. Provo Utah
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